Exhibit 8.1

Potomac Law Group, PLLC

1300 Pennsylvania Avenue, NW, Suite 700

Washington, D.C. 20004

Telephone: (202) 204-3005

Fax: (202) 318-7707

January 25, 2021

Lianluo Smart Limited

Room 611, 6th Floor, BeiKong Technology Building, No 10 Baifuquan Road

Changping District, Beijing, 102200

People’s Republic of China

Re: Agreement and Plan of Merger, dated as of October 23, 2020

Ladies and Gentlemen:

We have acted as tax counsel to Lianluo Smart Limited, a British Virgin Islands corporation in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form F-4, File No. 333-249660, initially filed with the Commission on October 26, 2020 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an Agreement and Plan of Merger, dated as of October 23, 2020 (as it may be amended from time to time, the “Merger Agreement”), by and among Newegg, Inc., a Delaware corporation, Lianluo Smart Limited and Lightening Delaware Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Lianluo Smart Limited. Any capitalized terms used but not defined herein have the meaning given to such terms in the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement; (ii) the proxy statement/prospectus contained in the Registration Statement; and (iii) such other corporate records, agreements, documents and other instruments, and such other certificates or comparable documents of public officials and of officers and representatives of Lianluo Smart Limited as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of Lianluo Smart Limited.

Our opinion set forth below assumes, with your consent: (1) the accuracy and completeness of the statements and facts concerning the Merger set forth in the Registration Statement, (2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and Registration Statement, (3) that the representations and covenants are and will continue to be, including as of the Merger and thereafter, relevant, true and correct without regard to any qualification as to knowledge or belief, (4) that there will be no change in applicable U.S. federal income tax law from the date hereof through the effective time of the Merger, and (5) that the Merger will be reported by Lianluo Smart Limited, Newegg, Inc. and their affiliates in a manner consistent with our opinion set forth below.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated in the Registration Statement, we confirm that the disclosures contained in the Registration Statement under “U.S. Federal Income Tax Consequences of the Merger” and “U.S. Federal Income Tax Consequences for U.S. Holders” are our opinion as to the material U.S. federal income tax consequences of the Merger.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, in each case as in effect on the date hereof and any of which may be changed at any time with retroactive effect.  Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the facts or assumptions on which we have relied, may affect the continuing validity of the opinion set forth herein.  We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.  No opinion is expressed as to any transactions other than the Merger or any matter other than those specifically covered by the foregoing opinion.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Potomac Law Group, PLLC